UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 20, 2005
Date of Report (Date of earliest event reported)

PHAGE GENOMICS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-30995	98-0232244
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2215 Lucerne Circle
Henderson, NV	89104
(Address of principal executive offices)	(Zip Code)

(702) 451-4981
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Engagement Letter

Phage Genomics, Inc. (the “Company”) has entered into an engagement letter on June 20, 2005 (the “Engagement Letter”) with Clarion Finanz AG (the “Agent”), pursuant to which the Agent agreed to act as agent, on a best efforts basis, for the private placement of up to 4,000,000 units of the Company’s securities at a price of $0.50 per unit (each a “Unit”) to accredited investors in the United States pursuant to Regulation D of the Securities Act of 1933 and non-U.S. investors pursuant to Regulation S of the Securities Act of 1933 (the “Offering”). Each Unit will consist of one common share of the Company’s common stock and one half of one share purchase warrant, with each whole warrant entitling the holder thereof to purchase an additional share of the Company’s common stock at a price of $1.25 per share for a period of nine months following the closing of the Offering.

Pursuant to the terms of the Engagement Letter, in consideration for acting as agent for the Offering, the Agent will receive: (i) a commission equal to 10% of the gross proceeds of the Offering, (ii) non-assignable share purchase warrants equal to 10% of the number of Units sold pursuant to the Offering, exercisable at a price of $0.50 per share for a period of nine months following the closing of the Offering; and (iii) a right of first refusal to act as underwriter or agent in respect of any subsequent public offering or private placement of equity in Canada or the U.S. by the Company for a period of 18 months following the closing of the Offering.

As a condition of the engagement, the Company agreed to use its best efforts to file with the Securities and Exchange Commission a registration statement on Form SB-2 registering the common stock underlying the Units, and have the registration statement declared effective within 120 days of the closing date of the Offering. The Engagement Letter is subject to the completion of due diligence by the Agent and execution of a standard form agency agreement between the Company and the Agent.

Proceeds of the Offering are intended to fund the Company's working capital and plan of development of its Searchlight and Clarkdale projects. There is no assurance that the Offering or any part of it will be completed.

Extension of Option Agreements

On February 10, 2005, the Company entered into option agreements (the “Option Agreements”) with the owners (collectively, the “Claim Owners”) of the following mineral claims located in Clark County, south of Searchlight, Nevada:

1.
Searchlight Minerals, Inc. and Pilot Plant Inc., owners of the following mineral claims: Rio Raga 300, Rio Raga 301, Rio Raga 302, Rio Raga 303, Rio Raga 307, Rio Raga 309, Rio Raga 312, and Rio Raga 313;

2.	Searchlight Minerals, Inc. and Bear Dog Mines Inc., owners of the Rio Raga 304 mineral claim;

3.	Searchlight Minerals, Inc. and Gold Hunter Inc., owners of the Rio Raga 305 mineral claim;

4.	Searchlight Minerals, Inc., Pass Minerals Inc., Michael D. Anderson, Farrell Drozd, and Michael I. Matheson, owners of the Rio Raga 306 mineral claim;

5.	Searchlight Minerals, Inc. and Britti Gold Inc., owners of the Rio Raga 308 mineral claim;

6.	Searchlight Minerals, Inc., Michael D. Anderson, Geosearch Inc., Geotech Mining Inc., and Patrick B. Matheson, owners of the Rio Raga 310 and Rio Raga 311 mineral claims; and

7.	Searchlight Minerals, Inc. and Gold Crown Minerals Inc., owners of the PV Brown 193 and PV Brown 301 mineral claims.

Pursuant to the terms of the Option Agreements, the Company agreed, among other things, to complete a corporate restructuring of its business by March 31, 2005 (the “Restructuring Date”). On June 21, 2005, the Company entered into extension agreements with the Claim Owners extending the Restructuring Date under the Option Agreements to June 30, 2005.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit
Number	Description of Exhibit

10.1	Engagement Letter dated June 17, 2005 between the Company and Clarion Finanz AG.

10.2	Extension Agreement dated effective June 22, 2005 among the Company, K. Ian Matheson, Searchlight Minerals, Inc. and Pilot Plant Inc.

10.3	Extension Agreement dated effective June 22, 2005 among the Company, K. Ian Matheson, Searchlight Minerals, Inc. and Bear Dog Mines Inc.

10.4	Extension Agreement dated effective June 22, 2005 among the Company, K. Ian Matheson, Searchlight Minerals, Inc. and Gold Hunter Inc.

10.5	Extension Agreement dated effective June 22, 2005 among the Company, K. Ian Matheson, Searchlight Minerals, Inc., Pass Minerals Inc., Michael D. Anderson, Farrell Drozd and Michael I. Matheson.

10.6	Extension Agreement dated effective June 22, 2005 among the Company, K. Ian Matheson, Searchlight Minerals, Inc. and Britti Gold Inc.

10.7	Extension Agreement dated effective June 22, 2005 among the Company, K. Ian Matheson, Searchlight Minerals, Inc., Geotech Mining Inc., Michael D. Anderson, Geosearch Inc. and Patrick B. Matheson.

10.8	Extension Agreement dated effective June 22, 2005 among the Company, K. Ian Matheson, Searchlight Minerals, Inc. and Gold Crown Minerals Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHAGE GENOMICS, INC.

Date:	June 23, 2005
		By:	/s/ K. Ian Matheson
K. IAN MATHESON
President and Chief Executive Officer